                                                                     EXHIBIT 6.1



                                                    REDACTED FOR CONFIDENTIALITY
                                               CONFIDENTIAL TREATMENT REQUESTED:
                              The asterisked portions of this document have been
                                omitted and filed separately with the Commission


                                 EXECUTION COPY


                          Effective as of July 1, 2003




                         AGERE SYSTEMS SINGAPORE PTE LTD
       (formerly known as "Lucent Technologies Microelectronics Pte Ltd")



                                     - and -



                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD



                                     - and -



                     SILICON MANUFACTURING PARTNERS PTE LTD




             -------------------------------------------------------


                           AMENDMENT AGREEMENT (NO. 4)
                                       TO
                    LICENSE AND TECHNOLOGY TRANSFER AGREEMENT
                             DATED 17 FEBRUARY 1998

                                 EXECUTION COPY

             -------------------------------------------------------

                           AMENDMENT AGREEMENT (NO. 4)

     THIS AMENDMENT AGREEMENT (NO. 4) is effective as of July 1, 2003 BETWEEN :-

(1) AGERE SYSTEMS SINGAPORE PTE LTD (formerly known as Lucent Technologies Microelectronics Pte Ltd) ("Agere"), a company incorporated in Singapore, with its principal place of business at 3, Kallang Sector, Kolam Ayer Industrial Park, Singapore 349278;

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD ("CSM"), a company incorporated in Singapore with its registered office at 60, Woodlands Industrial Park D, Street 2, Singapore 738406; and

(3) SILICON MANUFACTURING PARTNERS PTE LTD ("JV COMPANY"), a company incorporated in Singapore with its registered office at 60, Woodlands Industrial Park D, Street 2, Singapore 738406.

Agere, CSM and JV COMPANY are collectively referred to herein as "Parties" and individually referred to herein as a "Party".


     WHEREAS:-

(A) The Parties have entered into a License and Technology Transfer Agreement dated 17 February 1998 (the "License and Technology Transfer Agreement").

(B) The Parties have entered into an Amendment Agreement (No. 1) (the "Amendment Agreement No. 1") to vary the License and Technology Transfer Agreement with effect from 27 July 2000. The Amendment Agreement No. 1 was superseded by an Amendment Agreement No. 2 (the "Amendment Agreement No. 2") with effect from 22 March 2001. The Amendment Agreement No. 2 was superseded by an Amendment Agreement No. 3 (the "Amendment Agreement No. 3") with effect from 28 March 2002.

(C) The Parties are entering into this Amendment Agreement (No. 4) to vary the License and Technology Transfer Agreement with effect from the effective date of this Amendment Agreement (No. 4). Further, this Amendment Agreement (No. 4) shall replace the Amendment Agreement (No. 3) in its entirety.


     IT IS AGREED as follows:-

1.   INTERPRETATION

     All terms and references used in the License and Technology Transfer Agreement and which are defined or construed in the License and Technology Transfer Agreement but are not defined or construed in this Amendment Agreement (No. 4) shall have the same meaning and construction in this Amendment Agreement (No .4) as in the License and Technology Transfer Agreement.

2.   AMENDMENTS TO THE LICENSE AND TECHNOLOGY TRANSFER AGREEMENT

     The Parties agree that with effect from the date of this Amendment Agreement (No. 4):-

     (A) All references to "Lucent" in the License and Technology Transfer Agreement shall be amended by deleting the same and replacing therewith, the word "Agere".

     (B) The following definitions in Article 1 of the License and Technology Transfer Agreement are amended:

          AGERE'S TECHNICAL INFORMATION means the technical information specifically identified on Exhibit A of this Agreement including Agere's ***** Technical Information.

          JV COMPANY'S PATENTS means every patent owned by JV COMPANY which issues from any patent application filed in any country of the world claiming an invention made during the term of the Joint Venture Agreement, with the exception of JV COMPANY'S ***** PATENTS.

          JV COMPANY'S TECHNICAL INFORMATION means all technical information, know-how, copyrights created by employees of JV COMPANY, or by agents and contractors of JV COMPANY having a legal obligation to assign ownership interest in such information to JV COMPANY, at anytime during the term of the Joint Venture Agreement, with the exception of JV COMPANY'S ***** TECHNICAL INFORMATION.

     (C) The following definitions are added to Article 1 of the License and Technology Transfer Agreement:

          AGERE'S ***** TECHNICAL INFORMATION means the Agere Technical Information identified on Exhibit A concerning ******.

          JV COMPANY'S ***** PATENTS means every patent owned by JV COMPANY which issues from any patent application filed in any country of the world claiming an invention made during the term of the Joint Venture Agreement that is based on or otherwise derived from AGERE'S ***** TECHNICAL INFORMATION.

          JV COMPANY'S ***** TECHNICAL INFORMATION means all technical information, know-how and copyrights created by employees of JV COMPANY, or by agents and contractors of JV COMPANY having a legal obligation to assign ownership interest in such information to JV COMPANY, at anytime during the term of the Joint Venture Agreement and that is based on or otherwise derived from AGERE'S ***** TECHNICAL INFORMATION.

     (D) Sections 4.03 and 4.06, which deal with the ownership of JV COMPANY Technical Information, JV COMPANY Patents, and Joint Inventions, are revised to reflect an Agreement between CSM and Agere, that, going forward, JV COMPANY Patents and Patents on Joint Inventions that are unrelated to Agere's ***** Technology will be solely owned by CSM, subject to Agere retaining a license of the scope specified in revised sections 4.03 and 4.06. This revision is made based on the fact that CSM will be solely responsible for all expenses associated with filing and prosecuting patent applications and maintaining patents for JV COMPANY Patents and Patents for Joint Inventions. Section 4.01(a),
          4.03 and 4.06 of the License and Technology Transfer Agreement shall be amended by deleting the said Sections in their entirety and replacing them with the following:

     4.01 (a) Agere grants to JV Company a ***** (1) right to use Agere's Technical Information, solely for manufacture of semiconductor wafers and semiconductor circuits in factories in Singapore of JV COMPANY, and (2) license under its copyrights on or covering any of Agere's Technical Information to create derivative works, and to use copy, distribute, display and perform Agere's Technical Information and any derivative works, but only in connection with the design, development, manufacture, marketing, sale, or other disposal of semiconductor wafers or circuits. The rights granted to JV COMPANY are restricted solely to the use of Agere's Technical Information in Singapore. Nothing in this Section 4.01(a) shall convey to JV COMPANY any right to disclose Agere's Technical Information to any third party or to any Subsidiary of JV COMPANY. Notwithstanding the foregoing restriction, pursuant to Section 4.04, certain Technical Information specified in Exhibit E can be disclosed to third party customers. No right is granted to CSM to use Agere's ***** Technical Information for any purpose. Nothing in this Agreement (or the Agreement between Agere and CSM entitled: "Technology Transfer Agreement Between Agere Systems Inc. and Chartered Semiconductor Manufacturing LTD" and its amendments) shall be construed to grant any licenses to CSM to the use of Agere's ***** Technical Information.

     4.03 (a) JV COMPANY hereby assigns to Agere and to CSM joint ownership, without right of accounting to any party by any of the others, in all of JV COMPANY'S Technical Information and copyrights subject to JV COMPANY retaining an *****:

          (1) right to use JV COMPANY'S Technical Information for the design, development, manufacture, marketing or maintenance of any and all products;

          (2) license under JV COMPANY'S copyrights on or covering any of JV COMPANY'S Technical Information to create derivative works, and to use, copy, distribute, display, and perform JV COMPANY'S Technical Information and any derivative works; and

          (3) right to grant to third party suppliers rights of the scope retained by JV COMPANY, to the extent reasonably necessary to carry out activities of supplying JV COMPANY with products and services.

          (b) JV COMPANY hereby assigns to Agere solely all of JV COMPANY'S ***** Technical Information and copyrights subject to JV COMPANY retaining an *****:

          (1) right to use JV COMPANY'S ***** Technical Information for the design, development, manufacture, marketing or maintenance of any and all products;

          (2) license under JV COMPANY'S copyrights on or covering any of JV COMPANY'S ***** Technical Information to create derivative works, and to use, copy, distribute, display, and perform JV COMPANY'S ***** Technical Information and any derivative works; and

          (3) right to grant to third party suppliers rights of the scope retained by JV COMPANY, to the extent reasonably necessary to carry out activities of supplying JV COMPANY with products and services.

          (c) JV COMPANY hereby assigns to CSM ownership in JV COMPANY'S Patents, subject to JV COMPANY and Agere retaining ***** license under all of JV COMPANY's Patents to make, have made, use, sell or otherwise dispose of offer to sell, and import any and all products. This includes the situation where the JV COMPANY'S Patents are first conceived or first actually reduced to practice before the effective date of this Amendment Agreement (No. 4) but the patent applications on the JV COMPANY's Patents are first filed after this date. Agere's license is without the right to sublicense, with the following exception:

          Agere currently has a semiconductor fabrication facility in Orlando, Florida. Agere, as part of its efforts to consolidate its manufacturing facility is contemplating selling the Orlando facility. Agere has, pursuant to this provision, a right to sublicense JV Company's Patents to the Orlando facility upon sale. Agere's ability to grant this sublicense is not limited by Section 6.09. Agere can grant this license whether or not the Orlando facility, when sold, meets the definition of a divested business in Section 6.09. This license shall be restricted to:

               (1) the Orlando facility only and not to any other facilities of the buyer or products sold by the buyer other than those fabricated at the Orlando facility; and

               (2) only to the SMP processes currently being run in the Orlando facility, those processes referred to by the parties as the ***** processes.

          (d) JV COMPANY hereby assigns to Agere ownership in JV COMPANY'S ***** Patents, subject to JV COMPANY retaining an ***** license under all of JV COMPANY's ***** Patents to make, have made, use, sell or otherwise dispose of offer to sell, and import any and all products. JV COMPANY's license is without the right to sublicense.

          (e) There are countries which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions. Each party shall give such consent, or shall obtain such consent from its employees, as required to make full and effective any grant of such licenses and rights made to a third party respecting any invention jointly owned pursuant to this Section 4.03 and Section 4.06.

4.06 (a) The parties agree that, for the purposes of this Agreement, a "Joint Invention" shall mean any invention made by one or more of one party's employees, agents or consultants (where such agents or contractors have a legal obligation to assign rights to such invention to the party) jointly with one or more of another party's employees, agents or consultants, which invention is first conceived or first actually reduced to practice during the term of this Agreement. Notwithstanding the foregoing, JV COMPANY'S interest in Joint Inventions shall be assigned to Agere and CSM in accordance with the provisions of Section 4.03.

     (b) The following provisions of this Section shall apply only with respect to any Joint Invention:

     (i) As to all Joint Inventions, Agere and CSM shall meet and discuss matters relating to obtaining legal protection for such Joint Inventions. If Agere and CSM determine to file for patent protection in any country, such application shall be made on behalf of both Agere and CSM and name Agere and CSM as joint and equal owners of the Joint Invention, including any trade secrets and copyrights, and any patent issuing thereon, without any right of accounting. All expenses incurred pursuant to the filing, prosecution and maintenance of any patent applications and patents shall be divided equally between Agere and CSM.

     (ii) With respect to patent applications on the Joint Inventions, neither Agere nor CSM shall permit any such patent application to become abandoned without giving the other party the opportunity to assume the prosecution of such patent application as soon as possible, which shall not be less than sixty (60) days prior to the date on which it will become abandoned. Agere and CSM agree to provide each other with timely copies of all papers and correspondence related to the prosecution of any such jointly owned patent application.

     (iii) If, after Agere and CSM shall meet and discuss matters relating to obtaining legal protection for Joint Inventions, either Agere or CSM does not want to pursue filing a patent application on the Joint Inventions in any country, the other may independently pursue patent protection of the Joint Invention in such country on behalf of that party only at that party's sole expense. The company who so pursues patent protection in such country shall be the sole owner of any and all resulting patents, shall pay all filing, prosecution and maintenance fees, and shall be entitled to all revenues derived by such company relating to the issued patent, provided, however, that the other company shall have a worldwide, not-terminable, non-exclusive, royalty-free license under such patent within such country and for the full term of such patent, to make, have made, use, sell, offer for sale, import and market products or processes utilizing or embodying the subject matter claimed in such patent. Furthermore, as of the effective date of this Amendment Agreement (No. 4), Agere elects not to pay its share of the prosecution costs of any Joint Invention pursuant to this Agreement that is not based on or otherwise derived from Agere's ***** Technical Information. Thus, pursuant to the operation of this paragraph 4.06(b)(iii), CSM will be the sole owner of any patent applications for Joint Inventions that it elects to file that are not based on or otherwise derived from Agere's ***** Technical Information. This includes the situation where the Joint Inventions are first conceived or first actually reduced to practice before the effective date of this Amendment Agreement (No. 4) but the patent applications on the Joint Inventions are first filed after this date. Agere will retain ***** license under any such patent on Joint Inventions to make, have made, use, sell or otherwise dispose of, offer to sell, and import any and all products.

     (iv) Agere's license is without the right to sublicense, with the following exception:

          Agere currently has a semiconductor fabrication facility in Orlando, Florida. Agere, as part of its efforts to consolidate its manufacturing facility is contemplating selling the Orlando facility. Agere has, pursuant to this provision, a right to sublicense Joint Inventions to the Orlando facility upon sale. Agere's ability to grant this sublicense is not limited by Section 6.09. Agere can grant this license whether or not the Orlando facility, when sold, meets the definition of a divested business in Section 6.09. This license shall be restricted to:

               (a) the Orlando facility only and not to any other facilities of the buyer or products sold by the buyer other than those fabricated at the Orlando facility; and

               (b) only to the SMP processes currently being run in the Orlando facility, those processes referred to by the parties as the ***** processes.

     (c) All inventions, trade secrets, copyrights, and other intellectual property, whether or not patentable, made or created solely by a party or its employees, agents, or consultants shall be owned by such party.

     (d) All employees of CSM or Agere who are "on loan" or "seconded" to JV COMPANY shall be considered employees of CSM or Agere, respectively, for the purposes of this Section 4.06.

     (E)  The following exhibits of the License and Technology Transfer
          Agreement

          - Exhibit A Lucent's Technical Information
          - Exhibit B Lucent's Restricted Technical Information
          - Exhibit C CSM's Technical Information
          - Exhibit D CSM's Restricted Technical Information
          - Exhibit E Technical Information Which May Be Disclosed To Customers

          shall be amended by deleting the said exhibits in their entirety and replacing therewith, the exhibits attached to this Amendment Agreement (No. 4) and marked as

          - "Exhibit A Agere's Technical Information"
          - "Exhibit B Agere's Restricted Technical Information"
          - "Exhibit C CSM's Technical Information"
          - "Exhibit D CSM's Restricted Technical Information"
          - "Exhibit E Technical Information Which May Be Disclosed to Customers" respectively.

3.   SAVING AND INCORPORATION

(A) Save as expressly amended by this Amendment Agreement (No. 4), the terms and conditions of the License and Technology Transfer Agreement shall continue to be in full force and effect in all other respects.

(B) The License and Technology Transfer Agreement and this Amendment Agreement (No. 4) shall be construed as one document and this Amendment Agreement (No. 4) shall be deemed to be part of the License and Technology Transfer Agreement. Where the context so permits, references in the License and Technology Transfer Agreement and in this Amendment Agreement (No. 4) to "the License and Technology Transfer Agreement" or "this Agreement" shall be read and construed as references to the License and Technology Transfer Agreement as amended and supplemented by this Amendment Agreement (No. 4).


4.   Governing Law

     This Amendment Agreement (No. 4) shall be interpreted in accordance with the law of the State of New York, United States of America, without regard to conflicts of laws provisions.

IN WITNESS WHERE OF the parties have entered into this Amendment Agreement (No.
4) as of the latest date stated below.

AGERE SYSTEMS SINGAPORE PTE LTD (FORMERLY KNOWN AS "LUCENT TECHNOLOGIES MICROELECTRONICS PTE LTD")

          By: /s/ Jeff Mowla                                Date: July 28, 2003
              --------------                                      -------------
              Jeff Mowla
              Vice President and Managing Director

CHARTERED SEMICONDUCTOR MANUFACTURING LTD


          By: /s/ Sun Shi Chung                             Date: July 31, 2003
              -----------------                                   -------------
              Sun Shi Chung
              Senior Vice President Technology Development


SILICON MANUFACTURING PARTNERS PTE LTD


          By: /s/ Ang Kay Chai                              Date: July 31, 2003
              -----------------                                   -------------
              Ang Kay Chai
              General Manager

                                    EXHIBIT A

                          AGERE'S TECHNICAL INFORMATION


Agere's Technical Information shall comprise the following:

(A) Agere's ***** and ***** and ***** and ***** Digital and Linear Process Technologies

     1.  Process Flow
     2.  Process Log
     3.  Process recipes and tool set-ups
     4.  Target film thicknesses
     5.  Schematic cross-sections
     6.  Electrical specifications
     7.  Layout rules
     8.  Transistor spice files
     9.  Device characterization data
     10. Process characterization data
     11. Process capability data
     12. Yield and Defect Density Trend data
     13. Reliability Characterisation data and Qualification Reports
     14. FMA results
     15. Equipment and Materials specifications

     Agere's Technical Information shall not include Agere's BiCMOS, FLASH and embedded DRAM modules.

(B)  The following modules in Agere's ***** and ***** Process Technology:
     1.  ***** module
     2.  ***** module
     3. Any other module required for the manufacture of products that are jointly developed by Agere and the ***** and that Agere agrees in writing may be manufactured by CSM.

     CSM's right to use Agere's Technical Information specified in (B) above is limited to such use in connection with the manufacture of such jointly-developed products ***** and not for the manufacture of any other products.

(C)  Agere's ***** process.

                                    EXHIBIT B

                    AGERE'S RESTRICTED TECHNICAL INFORMATION


Agere's BiCMOS, FLASH and embedded DRAM modules.

1.  Process Flow
2.  Process Log
3.  Process recipes and tool set-ups
4.  Target film thicknesses
5.  Schematic cross-sections
6.  Electrical specifications
7.  Layout rules
8.  Transistor spice files
9.  Device characterization data
10. Process characterization data
11. Process capability data
12. Yield and Defect Density Trend data
13. Reliability Characterisation data and Qualification Reports
14. FMA results
15. Equipment and Materials specifications

                                    EXHIBIT C

                           CSM'S TECHNICAL INFORMATION


(A)  For the following Process Modules,

(1)  CSM's ***** Process Technology;

(2)  CSM's ***** Process Technology;

(3)  CSM's ***** Process Technology;

(4)  CSM's ***** Process Module;

(5)  CSM's ***** Process Technology;

(6)  CSM's ***** Process Technology;

(7)  CSM's ***** Process Technology; and

(8)  CSM's ***** Process Technology.

(9)  CSM's ***** Process Technology.

CSM will provide the following Technical Information:

1.  Process Flow
2.  Process Log
3.  Process recipes and tool set-ups
4.  Target film thicknesses
5.  Schematic cross-sections
6.  Electrical specifications
7.  Layout rules
8.  Transistor spice files
9.  Device characterization data
10. Process characterization data
11. Process capability data
12. Yield and Defect Density Trend data
13. Reliability Characterisation data and Qualification Reports
14. FMA results
15. Equipment and Materials specifications

(B)  CSM's Technical Information shall not include :-

(1) any of CSM's customer specific derivative process technologies based on any of CSM's baseline Process Technologies listed above in Section A of this Exhibit C;

(2)  CSM's ***** Process Technologies;

(3)  CSM's ***** Process Technologies; and

(4)  CSM's ***** Process Technologies.

                                    EXHIBIT D

                     CSM'S RESTRICTED TECHNICAL INFORMATION


The following information:

1.  Process Flow
2.  Process Log
3.  Process recipes and tool set-ups
4.  Target film thicknesses
5.  Schematic cross-sections
6.  Electrical specifications
7.  Layout rules
8.  Transistor spice files
9.  Device characterization data
10. Process characterization data
11. Process capability data
12. Yield and Defect Density Trend data
13. Reliability Characterisation data and Qualification Reports
14. FMA results
15. Equipment and Materials specifications

relating to :-

(1) any of CSM's customer specific derivative process technologies based on any of CSM's baseline Process Technologies listed above in Section A of Exhibit C;

(2)  CSM's ***** Process Technologies;

(3)  CSM's ***** Process Technologies; and

(4)  CSM's ***** Process Technologies.

                                    EXHIBIT E

            TECHNICAL INFORMATION WHICH MAY BE DISCLOSED TO CUSTOMERS


The following portions of Agere's Technical Information (Exhibit A) and CSM's Technical Information (Exhibit C) can be provided to customers under appropriate confidentiality terms in accordance with the provisions of Article 4:

1.   Process Information

Process Name
Technology
Process Type
Number of Poly Layers
Number of Metal Layers
Poly Type
Voltage Type
Module Addition
Process Description
Starting Material Type(s)
     Non-EPI Layer
     Epitaxial Layer
Process Runsheet Spec
Non-Proprietary Process Flow Spec
Schematic Cross-Sections
Topological Design Rule Spec
Mask Bias Table Spec
Number of Reticles
Number of Masking Layers
Frame Doc #
Frame Table #
Reliability Spec
CSM's 0.25um and 0.18um SRAM Bitcells

2.   Electrical Test Information

Spice Model Spec
     Level - 13
     Level - 28
     Level - 49
     Level - 53
     BSIM3

Electrical Parameters Spec
Electrical Test Spec
Electrical Test Program Spec

3.   Qualification Plan

Reliability Results Report (at QA)
Qual Report

4.   Phase of Process

Engineering Prototype/ Pilot Production/ Production